CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 77 to File No. 033-59692; Amendment No. 77 to File No. 811-07584) of our reports dated May 29, 2008 on the financial statements and financial highlights of the Rydex Series Funds included in the 2008 Annual Reports to shareholders.

                                                               Ernst & Young LLP

McLean, Virginia
July 24, 2008